Exhibit 99.2

MARTHA STEWART LIVING OMNIMEDIA RESTRUCTURES MEDIA PORTFOLIO

Strategic Plan to Deliver Signature Content Across Digital, Mobile and Video Platforms

Reduces Annual Operating Costs by $33-35 Million

NEW YORK, November 1, 2012 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced that it has taken further steps to restructure its portfolio of popular media brands. The new actions include transitioning Everyday Food from a print publication to a digitally-focused brand and exiting Whole Living. Following the reorganization of the Company’s Broadcast TV group earlier this year and its recently announced partnerships with Hulu, The AOL On Network and FremantleMedia, these initiatives accelerate the Company’s strategic plan to deliver its expert lifestyle offerings via digital, mobile and video platforms in response to strong, sustained trends in how audiences consume and engage with media content, while streamlining its approach to broadcast and print distribution. The Company expects the new actions announced today to result in substantial efficiencies, new revenue opportunities, and approximately $33-35 million in annualized cost savings.

The Company’s media portfolio restructuring actions include:

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Expanding the reach, frequency and audience of the Everyday Food brand across multiple digital platforms. Beginning in 2013, more Everyday Food content will be available online at www.marthastewart.com/everydayfood, on the Everyday Food YouTube channel and via the popular daily video newsletter, “Everyday Food with Sarah Carey.”

•	Publishing the Company’s Everyday Food print publication as a supplement five times per year in the Company’s Martha Stewart Living flagship magazine rather than as a stand-alone monthly.

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Exiting Whole Living either via a sale, regarding which the Company is in discussions, or, if a sale is not completed, by folding its content into Martha Stewart Living in order to sharpen the Company’s focus on delivering exceptional lifestyle content across the Company’s more established brands.

•	Partnering with The AOL On Network and Hulu to deliver popular video content – in both full episodes and short-form video – across new platforms.

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Reorganizing the Company’s Broadcast group to expand beyond the TV platform and create and distribute premiere multi-platform digital video content, including the recently announced venture with FremantleMedia, a key player in the global content and brand space, to co-develop programming featuring contemporary lifestyle personalities.

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Launching “Martha Stewart’s Cooking School” on PBS, bringing a Master Class in culinary basics and classics to more than 92% of US households, with viewership trending steadily upward to more than 1 million viewers per episode.

•	Introducing several exciting new digital video series made for the web, including the upcoming “Countdown to Christmas,” the first web-focused series featuring Martha Stewart.

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Unveiling the Martha Stewart Living Apple iTunes storefront for iPad – a branded digital storefront for the presentation of all Company magazine content and the cross-sale of popular Martha Stewart Living utility products like Martha Stewart Craft Studio, Cookies and Cocktail Apps. In addition, last week the Company launched an Everyday Food app in conjunction with the launch of the Windows 8 platform, for PCs and tablet devices.

Lisa Gersh, President and Chief Executive Officer, said “We have taken decisive action to drive the Company’s return to sustainable profitability, in part by reducing our costs for production and distribution and in part by creating even more engagement with our audiences, and better and more valuable opportunities for our advertisers. The initiatives announced today, coupled with those we’ve taken over the past year, further the emphasis we have been placing on digital, mobile and video platforms, reflecting our commitment to put our expert lifestyle content in closer reach of consumers, with greater frequency and in the ways they demand today and will expect even more in the future.”

Martha Stewart, Founder and Non-Executive Chairman, said, “All of these initiatives underscore the natural evolution of our great brands and of Martha Stewart Living Omnimedia as a company. Our goal has always been to continually enhance and improve the way we provide our audience with our unique and engaging content. We have long embraced technology as a driver of innovation and creativity, and by expanding our digital presence, we are able to connect with our audiences and share all that we do in wonderfully rich new ways.”

Gersh continued, “We have unique, expert lifestyle content and products that speak to the hearts of consumers – we simply need to continue to innovate in the ways we reach them. As a whole, MSLO’s total digital audience has grown an average of 20-25 percent year over year every month since January 2012. Following a careful evaluation of our media portfolio, we are responding to clear trends we are seeing across the industry to give our consumers what they are telling us they want: more video, more of the inspiration, solutions and expert advice and how-to content our brands offer in digital formats, across more platforms and on a more frequent basis. As these initiatives take hold, we believe we can create more value for our stockholders.”

As part of the new restructuring initiatives, the Company will eliminate certain positions within the Publishing segment. Including the annualized cost savings of approximately $12.5 million associated with the Broadcast TV reorganization earlier this year, the Company is now removing an estimated $45-47 million of annual costs from its media businesses overall on a go forward basis. The Company will provide additional details regarding the financial impacts associated with these actions when it reports its earnings for the third quarter.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) is a diversified media and merchandising company, inspiring and engaging consumers with unique lifestyle content and distinctive products. The Company reaches approximately 66 million consumers across all media platforms each month and has a growing retail presence with 8,500 products in thousands of retail locations. MSLO’s media brands, available across multiple platforms, include Martha Stewart Living, Martha Stewart Weddings, Everyday Food, Whole Living; the Company also offers books and utility Apps. MSLO’s television and video programming includes the new “Martha Stewart’s Cooking School” series, in addition to new made-for-the-web video and a vast library of how-to content available online. Martha Stewart Living Radio is available on SIRIUS XM Channel 110. MSLO also designs high-quality Martha Stewart products in a range of lifestyle categories available through select retailers, including The Home Depot, Macy’s, Staples (together with Avery), PetSmart, Michaels and Jo-Ann Fabric & Craft Stores. The Company entered into a strategic alliance with J.C. Penney Company, Inc., and will jointly develop an e-commerce site, for a 2013 launch. The MSLO family of brands also includes Chef Emeril Lagasse’s media and merchandising properties. Additional information about MSLO is at www.marthastewart.com.

Forward-Looking Statements

We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include the success of our strategic plans, estimates of future financial performance and cost savings, potential opportunities, expected product line changes, future acceptability of our content and our businesses, industry trends, anticipated growth, including particularly statements with respect to our digital presence, the success of our various media alliances and benefits from aligning our sales and marketing team, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; legal actions taken against us; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACTS:

Investors:

Katherine Nash

Martha Stewart Living Omnimedia, Inc. Corporate Communications

212-827-8722

knash@marthastewart.com

Media:

Jeanne Meyer

Martha Stewart Living Omnimedia, Inc. Corporate Communications

212-827-8246

jmeyer@marthastewart.com

Matthew Benson

Sard Verbinnen & Co.

212-687-8080

mbenson@sardverb.com

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